ARTHUR ANDERSEN LLP


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 6, 1995, on the August 31, 1995 financial statements of FFB Lexicon Funds, included in the Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of FFB Lexicon Funds (No. 33-41918), and to all references to our Firm included in or made part of Post-Effective Amendment No. 8 to Registration Statement File No. 33-41918.


                                             ARTHUR ANDERSEN LLP

Philadelphia, PA
January 15, 1996